FINAL
                                                                  EXECUTION COPY

                                   EXHIBIT 9.4

                        TAX-FREE REORGANIZATION AGREEMENT
                          UNDER I.R.C. SS.368(A)(1)(C)


     REORGANIZATION AGREEMENT entered into as of this 8th day of December, 2000 by and between North Vermont 12 LLC, a Vermont Limited Liability Corporation having its principal offices at 10 Morse Drive, Essex Junction, Vermont (hereinafter referred to as "NV12") and Sickbay Health Media, Inc., a Delaware Corporation, having its principal offices at 510 Broadhollow Road, Melville, New York 11746 (hereinafter referred to as "Sickbay").

     WHEREAS, Sickbay is an integrated on-line and off-line health media company; and

     WHEREAS, NV12 is a recently formed specialized web and multi-media engineering firm; and

     WHEREAS, it is the desire of NV12 to transfer, and of Sickbay to acquire, all the assets, business and properties of NV12, including, without limitation hereby, trademarks, trade names, franchises, licenses, leases, contracts, goodwill, and name of NV12, subject to NV12's stated liabilities, and solely in exchange for shares of Sickbay's Common Stock; and

     WHEREAS, this Agreement and the performance by NV12 hereunder have been authorized, approved, and found advisable by all of the members of NV12 (the "Members"); and

     WHEREAS, this Agreement and the performance by Sickbay


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hereunder have been authorized and approved by the Board of Directors of
Sickbay; and

           WHEREAS, the Members of NV12, as part of their approval of this agreement, have further approved a Plan of Liquidation and Dissolution of NV12, pursuant to which the shares of Sickbay's Common Stock to be received by NV12 will be distributed by NV12 ratably to its Members in exchange for, and in complete cancellation and retirement of all their membership interests, followed by the dissolution of NV12 promptly thereafter, which Plan of Complete Liquidation and Dissolution, will also be submitted to the members of NV12 for their approval.

     NOW, THEREFORE, on the terms, and subject to the conditions hereof, it is agreed as follows:

     1.   TRANSFER AND ACQUISITION OF ASSETS.

          1.1 On the terms of this Agreement, subject to the conditions set forth herein at the time and place of Closing, as hereinafter defined, NV12 shall convey, assign, transfer, and deliver to Sickbay, by appropriate warranty deeds, bills of sale, assignments, or other instruments, free and clear of all liens, encumbrances, mortgages, chattel mortgages, all of NV12's business, properties, and assets of every kind and description, real or personal, including, but not being limited to, NV12's goodwill and all of its right, title, or interest in and to the name, NV12.Com. Inc., (collectively the "Assets") subject to certain specified unpaid and unsatisfied liabilities and obligations of NV12 in existence at the time of closing.


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          1.2 On the terms of this Agreement, and subject to the conditions set forth herein, Sickbay shall purchase and acquire the Assets of NV12, and thereby become the sole owner and operator of all of the assets, businesses and properties of NV12.

     2.   TRANSFER AND DELIVERY OF STOCK.

          2.1 On the terms of this Agreement, and subject to the conditions set forth herein, in exchange for the Assets of NV12, Sickbay shall transfer and deliver to NV12 (or, on irrevocable instructions of NV12, the Members thereof), at the time and place of closing, certificates representing an aggregate of Five Hundred Thousand (500,000) Shares of Common Stock of Sickbay (the "Purchase Price Shares").

          2.2 If distributed to the Members thereof, as contemplated hereunder, the Purchase Price Shares shall be distributed pro rata to such Members proportionate to their membership interests.

          2.3 The Purchase Price Shares shall bear a legend restricting further transfer or resale (except for the redistribution to the Members of NV12, as expressly permitted by Section 2.2 hereof so long as the NV12 Members take the Purchase Price Shares, subject to the foregoing restriction). NV12 and its Members understand and agree that currently applicable regulations relating to restricted securities will not permit the sale, transfer or re-offer of the Purchase Price Shares prior to the first annual anniversary of the Closing Date, except upon a duly filed and effective registration statement with the Securities and


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     Exchange Commission, or as to any specific transaction, not involving an affiliate of the issuer, any applicable exemption from registration, provided that such exemption is based upon the opinion of counsel to the issuer, reasonably acceptable to counsel to Sickbay herein; and that no assurance has been or can be given that the regulations in effect at any future date under the circumstances in effect at such future date will necessarily permit sale, transfer or other disposition of such securities after such one (1) year period. Sickbay shall enter into the Piggyback Registration Rights Agreement with each member of NV12 in the form annexed as Exhibit "A" hereto.

          2.4 Promptly following the exchange of Shares of Common Stock of Sickbay for all of the assets of NV12, the NV12 shall be promptly liquidated and dissolved.

     3.   TIME AND PLACE OF CLOSING.

          3.1 The transactions contemplated hereunder shall be consummated on Friday, December 8, 2000, at 1:00 p.m., or such other date and time as may be agreed upon in writing by the parties, (the "Closing Date") at the offices of D. David Cohen, Esq., 500 No. Broadway, Suite 133, Jericho, NY 11753, or at such other time and place as may be agreed upon in writing by the parties.

          3.2 At the closing ("Closing"), the parties shall complete the exchanges required by Sections 1 and 2 of this Reorganization Agreement, and exchange such other documents as may be specified hereinafter or otherwise be necessary or appropriate


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     for the completion of the transactions agreed upon.

          3.3 At or prior to the time of Closing, the stock books and records of Sickbay may be reviewed or inspected by representatives of NV12 at any time or from time to time during regular business hours, and Sickbay will make the same reasonably available for such purpose.

          3.4 At or prior to the time of Closing, the books and records of NV12 may be reviewed or inspected by representatives of Sickbay at any time or from time to time during regular business hours, and NV12 will make the same reasonably available for such purpose.

     4.   REPRESENTATIONS OF WARRANTIES OF NV12

          NV12 represents and warrants to, and agrees with, Sickbay as follows:

          (a) It is a start-up Vermont Limited Liability Corporation, duly organized, and validly existing and qualified to undertake and operate its businesses in the form the same are being conducted, where they are presently conducted;

          (b) It is a newly established specialized web and multi-media engineering firm, engaged in developing multi-media content for itself and its clients, and also engineering and programming back-end technology designed as custom based applications;

          (c) It has limited assets and has realized insignificant revenues, to date, and the future prospects of such business may be entirely dependent upon future events including the ability to integrate its proposed activities with those of existing health-


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     related magazines and website, such as those of Sickbay, as to which there can be no assurance, and as to which no promises of any kind have been made to Sickbay;

          (d) Annexed hereto as Schedule 4(d) is: [i] the most current unaudited balance sheet of NV12; [ii] including a list of substantially all of its business assets; and [iii] a list of its customers and identified prospective customers relating to the operation of the NV12 Web Site;

          (e) Except for the obligations to Sickbay hereunder, NV12 has no debts or liabilities, other than those arising in the ordinary course of the business activities of NV12, and such debts or liabilities, in the aggregate, do not exceed the cash on hand to meet such obligations, except for those obligations listed on Schedule 4(e) hereto, as the "Schedule of Liabilities to be Assumed";

          (f) It has no debts or liabilities to Members of NV12;

          (g) This Agreement has been duly authorized and approved by the Members of NV12; and

          (h) There is no suit, action or threatened proceeding outstanding against NV12 seeking to enjoin the transactions contemplated hereunder, or seeking any other relief which, if determined against NV12, would have a material adverse effect on the business or assets of NV12.

     5.   REPRESENTATIONS OF WARRANTIES OF SICKBAY

          Sickbay represents and warrants to, and agree with, NV12 as follows:


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          (a) It is a Utah corporation, duly organized and validly existing and duly qualified to undertake the transactions required of it hereunder, without any further license, permit, consent or exemption whatsoever from any applicable governmental law, rule or regulation;

          (b) This Agreement has been authorized and approved by the Board of Directors of Sickbay;

          (c) American Stock Transfer & Trust Company is the duly authorized transfer agent for the Common Stock of Sickbay;

          (d) The Common Stock of Sickbay is listed on the NASD Electronic Bulletin Board and trades thereon under the symbol SKBY;

          (e) Sickbay is current in its filings under the Securities Exchange Act of 1934 (the "Exchange Act"), having most recently filed its 10-Q for the period ended September 30, 2000 ("Exchange Act Filings");

          (f) The Company's Exchange Act Filings are true and correct and do not omit to state any material fact necessary in order to render the statements made therein not misleading;

          (g) There is no suit, action or threatened proceeding outstanding against Sickbay seeking to enjoin the transactions contemplated hereunder, or seeking any other relief which, if determined adversely to Sickbay, would have a material adverse effect on the business and affairs of Sickbay;

          (h) The Purchase Price Shares will be, when issued, duly authorized, validly issued and non-assessable Shares of Sickbay; and


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          (i) No representation has been made as to the future value of the
     Purchase Price Shares or any other securities of Sickbay.

     6.   CONSENTS TO ASSIGNMENT AND TRANSFER.

          6.1 NV12 shall obtain, prior to the time of Closing, any consents, agreements, and other actions (collectively "Consents") required for the transfer of the Assets to Sickbay, including the intangible assets included in such Assets, such as web pages and web sites, and franchises to which NV12 is a party or which it owns of holds or uses at the time of Closing. In the event any such Consents are known to be required, they shall be itemized on Schedule 6.1 hereof.

          6.2 Sickbay shall obtain, prior to the time of Closing, all Consents required by it for its acquisition of the Assets and the payment of any Purchase price. In the event any such Consents are known to be requited, they shall be itemized on Schedule 6.1 hereof.

     7.   CONDITIONS TO NV12'S OBLIGATIONS TO CLOSE

          The obligations of NV12 to consummate the transaction to be performed by it in connection with the closing are subject to the satisfaction of the following conditions:

          (a) The representations and warranties of Sickbay contained in Section 5 hereof shall be true and correct in all material respects as though such representations and warranties had been made on and as of the time of such Closing;

          (b) Sickbay shall have performed and complied with all


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     agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

          (c) The President of Sickbay shall deliver NV12, at the Closing, a certificate stating that the conditions specified in sub-sections (a) and
     (b) of this Section 7 have been fulfilled;

          (d) The Assistant Secretary of Sickbay shall have delivered to NV12 at closing, a certificate certifying as to the incumbency of the President of Sickbay, and attaching the certificate required by sub-section (c) of this
     Section 7;

          (e) The persons identified in Exhibit 7(e) hereof shall have entered into consulting or employment contracts with Sickbay in the form of Exhibit "7" hereto; and

          (f) Sickbay shall have executed and delivered the Piggyback Registration Rights Agreements

     8.   CONDITIONS TO SICKBAY'S OBLIGATIONS TO CLOSE

          The obligations of Sickbay to consummate the transaction to be performed by it in connection with the closing are subject to the satisfaction of the following conditions:

          (a) The representations and warranties of NV12 contained in Section 4 hereof shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the time of such Closing;

          (b) NV12 shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or


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     before the Closing;

          (c) The President of NV12 shall deliver to each Purchaser, at the closing, a certificate stating that the conditions specified in sub-sections (a) and (b) of this Section 7 have been fulfilled.

          (d) The Secretary of NV12 shall have delivered to Sickbay at Closing, a certificate certifying as to the incumbency of the President of NV12, and attaching the certificate required by sub-section (c) of this Section 8; and

          (e) The persons identified in Exhibit 7(e) hereof shall have entered into consulting or employment contracts with Sickbay.

     9.   OPINION OF SICKBAY'S COUNSEL

          Sickbay shall furnish NV12 at the time and place of Closing the opinion of Sickbay's counsel, to the following effect:

          (a) Sickbay is duly organized, existing, and in good standing under the laws of Utah, and is duly authorized in Utah and the other jurisdictions in which it has qualified to do business, to conduct the business it is then engaged in therein;

          (b) The Purchase Price Shares of Sickbay's Common Stock which are to be transferred and delivered by Sickbay to NV12 in exchange for the assets of NV12 constitute duly authorized, issued, fully paid and non-assessable shares of Common Stock of Sickbay, and that the Shareholders of NV12 will acquire good title to such Shares in exchange for, and upon, the receipt by Sickbay of the Assets of NV12;

          (c) This Agreement has been properly authorized,


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     executed, and delivered by Sickbay, and the performance by Sickbay has been properly authorized and approved; and

          (d) This Agreement constitutes the legally valid and enforceable obligation and undertaking of Sickbay in accordance with its terms and provisions, subject to the conditions herein; and

          (e) Neither this Agreement for the transfer and delivery, nor the transfer and delivery as herein agreed, of Shares of Sickbays Common Stock to NV12 requires any qualification or authorization under the United States Securities Laws or the laws of Utah applicable to the issuance or sale of stock or other securities in Utah.

     10.  OPINION OF NV12'S COUNSEL

          NV12 shall furnish Sickbay at the time and place of closing the opinion of NV12's counsel in form and substance reasonably acceptable to Sickbay's counsel as follows:

          (a) This Agreement has been properly authorized, executed, and delivered by NV12, and the performance by NV12 of its obligations hereunder has been properly authorized and approved; and

          (b) This Agreement constitutes the legally valid and enforceable obligation and undertaking of NV12 in accordance with its terms and provisions, subject to the conditions herein; and

          (c) Upon execution and delivery of a bill of sale and other conveyance documents, all the assets, leases, contracts (other than this contract), franchises, permits, options, names,


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     trademarks, trade names, copyrights, formulas, trade secrets, and all other property to be transferred by NV12 to Sickbay as hereinabove provided, shall have been validly and effectively transferred to Sickbay.

     11.  POST CLOSING UNDERTAKINGS OF THE PARTIES.

          Each of the parties undertakes to the other to execute and deliver such further documents and additional instruments as may be required to complete the transactions.

     12.  SUCCESSORS

          This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, representatives, successors, and assigns; provided, however, that neither this Agreement nor the rights of either party hereunder may be assigned by Sickbay, Inc. or by NV12 prior to Closing.

     13.  COUNTERPARTS

          This Agreement may be executed in several counterparts, which, taken together, shall constitute one document, which shall become binding when duly executed and delivered to each of the parties hereto.

     14.  COSTS AND EXPENSES

          14.1 Each party shall be responsible for, and shall pay, the professionals retained by it, and neither party shall have any liability (except as otherwise set forth herein) to the other for payment of the other party's retained professionals.

          14.2 Notwithstanding the provisions of Section 14.1 hereof, Sickbay agrees to pay, at Closing, upon billing thereof,


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     the specified liabilities of NV 12 to be assumed by it hereunder. [THE REST
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                           INTENTIONALLY LEFT BLANK.]











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     IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals or have caused these presents to be executed in their respective names and their respective corporate seals to be hereunto affixed and attested by their respective officers hereunto duly authorized, the day and year first hereinabove written.

                                                    NORTH VERMONT 12, LLC


                                                    By:
                                                       -------------------------
                                                         Member

                                                    By:
                                                       -------------------------
                                                         Member

                                                    By:
                                                       -------------------------
                                                         Member

                                                    By:
                                                       -------------------------
                                                         Member


                                                    SICKBAY HEALTH MEDIA, INC.


                                                    By:
                                                       -------------------------
                                                         Chairman

                                                    By:
                                                       -------------------------
                                                         Chairman


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